Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to me under the caption "Experts" and to the use of my report dated October 22, 2001 in the registration statement on form SB-2 and related prospectus of MGCC Investment Strategies, Inc.

/S/ William Meyler
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    William Meyler

Middletown, NJ